NEWS RELEASE

CONTACT:
CONMED Corporation
Luke A. Pomilio
Chief Financial Officer
315-624-3202
LukePomilio@conmed.com

CONMED Corporation Announces Third Quarter 2015 Financial Results

Utica, New York, October 21, 2015 --- CONMED Corporation (Nasdaq: CNMD) today announced financial results for the third quarter ended September 30, 2015.

Third Quarter 2015 Highlights

•	Sales were $169.2 million, a decrease of 3.3% compared to the third quarter of 2014. On a constant currency basis, sales increased 0.5% over the prior-year period.
•	Diluted earnings per share (GAAP) were $0.32, compared to $0.07 in the third quarter of 2014.
•	Adjusted diluted earnings per share were $0.38 versus $0.44 in the prior-year period.
•	Appointed Nathan Folkert as Vice President and General Manager of Orthopedics.

“While I am pleased to see total Company constant currency sales break back into positive growth, the overall results indicate the transformative changes we are pursuing are taking longer to implement than we had anticipated,” commented Curt R. Hartman, CONMED’s President and Chief Executive Officer. “Weaker than expected performance in our export markets and in our domestic General Surgery business slowed our progress this quarter. I remain confident that CONMED has the right team of leaders and the sense of urgency necessary to advance our turnaround efforts.”

Sales Analysis

For the quarter ended September 30, 2015, domestic sales, which represented 51.9% of total revenue, increased 1.3%, driven by growth in capital equipment sales within Visualization and Orthopedics. International sales, which represented 48.1% of total revenue, declined 7.8% compared to the third quarter of 2014 on a reported basis. Foreign currency exchange rates, including the effects of the FX hedging program, had a negative impact of $6.6 million on third quarter sales. In constant currency, international sales decreased 0.4% versus the prior-year period as a result of a decline in sales of capital equipment, particularly within General Surgery and Visualization.

Earnings Analysis

Reported net earnings totaled $8.9 million in the quarter, compared to reported net earnings of $2.0 million in the prior year. Reported diluted net earnings per share were $0.32 in the quarter, compared to $0.07 in the prior-year period. Reported net earnings for the third quarter of 2014 included substantially higher costs related to restructuring and shareholder activism. The effect of each of these items on reported net earnings appears in the reconciliation of GAAP to non-GAAP measures provided below.

Excluding the impact of the items described above, adjusted net earnings of $10.6 million decreased 13.2% year over year and adjusted diluted net earnings per share of $0.38 decreased 13.6% year over year. The decline in adjusted net earnings was largely attributable to weaker than anticipated international sales, the negative impact of foreign currency, and a higher tax rate, partially offset by improved gross margin and lower operating expenses during the quarter.

2015 Outlook

Based on weaker than expected third quarter sales, the Company has reduced its 2015 constant currency organic sales growth estimate to 0% to 1%, compared to the previous estimate of 1% to 3%.

Using current exchange rates, the Company now forecasts total reported 2015 sales to be in the range of $715 to $720 million, compared to prior guidance of $723 to $738 million. Adjusted earnings per diluted share are now expected to be in the range of $1.65 to $1.70, compared to prior guidance of $1.82 to $1.92.

Conference Call

The Company’s management will host a conference call today at 4:30 p.m. ET to discuss its third quarter results.

To participate in the conference call, dial 800-884-5695 (domestic) or 617-786-2960 (international) and enter the passcode 44699196.

This conference call will also be webcast and can be accessed from the Investors section of CONMED's web site at www.conmed.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

A recording of the call will also be available from 8:30 p.m. ET on Wednesday, October 21, 2015, until 11:59 p.m. ET on Wednesday, October 28, 2015. To hear this recording, dial 888-286-8010 (domestic) or 617-801-6888 (international) and enter the passcode 88091814.

About CONMED Corporation

CONMED is a medical technology company that provides surgical devices and equipment for minimally invasive procedures. The Company’s products are used by surgeons and physicians in a variety of specialties, including orthopedics, general surgery, gynecology, neurosurgery, and gastroenterology. The Company distributes its products worldwide from several manufacturing locations. CONMED has a direct selling presence in 16 countries outside the United States, and international sales constitute over 50% of the Company’s total sales. Headquartered in Utica, New York, the Company employs approximately 3,500 people. For more information, visit www.conmed.com.

Forward-Looking Statements

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company's performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to, the risks relating to forward-looking statements discussed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Supplemental Information - Reconciliation of GAAP to Non-GAAP Financial Measures

The Company supplements the reporting of its financial information determined under accounting principles generally accepted in the United States (GAAP) with certain non-GAAP financial measures, including percentage sales growth in constant currency; adjusted gross profit; cost of sales excluding specified items; adjusted selling and administrative expenses; adjusted operating income; adjusted effective income tax rate; adjusted net earnings and adjusted diluted net earnings per share (EPS). The Company believes that these non-GAAP measures provide meaningful information to assist investors and shareholders in understanding our financial results and assessing our prospects for future performance. Management believes percentage sales growth in constant currency and the other adjusted measures described above are important indicators of our operations because they exclude items that may not be indicative of, or are unrelated to, our core operating results and provide a baseline for analyzing trends in the Company’s underlying businesses. Further, the presentation of EBITDA is a non-GAAP measurement that management considers useful for measuring aspects of the Company’s cash flow. Management uses these non-GAAP financial measures for reviewing the operating results and analyzing potential future business trends in connection with our budget process and bases certain management incentive compensation on these non-GAAP financial measures.

To measure percentage sales growth in constant currency, the Company removes the impact of changes in foreign currency exchange rates that affect the comparability and trend of sales. To measure earnings performance on a consistent and comparable basis, the Company excludes certain items that affect the comparability of operating results and the trend of earnings.  These adjustments are irregular in timing, may not be indicative of our past and future performance and are therefore excluded to allow investors to better understand underlying operating trends.

Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported sales growth, gross profit, cost of sales, selling and administrative expenses, operating income, effective income tax rate, net earnings and diluted net earnings per share, the most directly comparable GAAP financial measures. These non-GAAP financial measures are an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliations to corresponding GAAP financial measures below, provide a more complete understanding of our business. The Company strongly encourages investors and shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Consolidated Condensed Statements of Income
(in thousands except per share amounts, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Net sales	$169,184	$174,961	$528,151	$545,052
Cost of sales	75,638	78,547	248,825	245,028
Gross profit	93,546	96,414	279,326	300,024
% of sales	55.3%	55.1%	52.9%	55.0%
Selling and administrative expense	72,056	87,055	220,423	243,653
Research and development	6,652	6,910	20,695	20,674
Income from operations	14,838	2,449	38,208	35,697
% of sales	8.8%	1.4%	7.2%	6.5%
Interest expense	1,504	1,540	4,453	4,572
Income before income taxes	13,334	909	33,755	31,125
Provision (benefit) for income taxes	4,461	(1,063)	11,109	10,272
Net income	$8,873	$1,972	$22,646	$20,853

Basic EPS	$0.32	$0.07	$0.82	$0.76
Diluted EPS	$0.32	$0.07	$0.81	$0.75

Basic shares	27,701	27,454	27,636	27,354
Diluted shares	27,898	27,688	27,853	27,777

Consolidated Condensed Balance Sheets
(in thousands, unaudited)
	September	December
	2015	2014
Assets:
Cash and cash equivalents	$65,326	$66,332
Accounts receivable, net	124,697	129,287
Inventories	161,555	148,149
Other current assets	32,116	37,382
Total Current Assets	383,694	381,150
Property, plant and equipment, net	130,717	133,429
Goodwill	260,755	256,232
Other intangible assets, net	308,059	316,440
Other assets	10,822	10,943
Total Assets	$1,094,047	$1,098,194

Liabilities and Shareholders' Equity
Current liabilities	$111,656	$115,956
Long-term debt, excluding current maturities	260,545	240,201
Other liabilities	144,421	160,739
Shareholders' equity	577,425	581,298
Total liabilities and shareholders' equity	$1,094,047	$1,098,194

Consolidated Condensed Statements of Cash Flows
Nine Months Ended September 2015 and 2014
(in thousands, unaudited)

	2015	2014
Operating Activities
Net income	$22,646	$20,853
Depreciation and amortization	32,308	34,020
Changes in operating assets and liabilities and other, net	(16,234)	(15,344)
Net cash provided by operating activities	38,720	39,529

Investing Activities
Payments related to business acquisitions	(6,104)	(1,245)
Purchases of property, plant, and equipment	(11,478)	(12,250)
Net cash used in investing activities	(17,582)	(13,495)

Financing Activities
Proceeds of debt	21,000	33,000
Payment related to distribution agreements	(16,667)	(16,667)
Payment related to contingent consideration	(2,423)	—
Dividend payments on common stock	(16,565)	(16,455)
Repurchase of common stock	—	(16,862)
Other, net	(600)	4,378
Net cash used in financing activities	(15,255)	(12,606)

Effect of exchange rate change on cash and cash equivalents	(6,889)	(3,257)
Net increase (decrease) in cash and cash equivalents	(1,006)	10,171
Cash and cash equivalents at beginning of period	66,332	54,443
Cash and cash equivalents at end of period	$65,326	$64,614

Sales Summary
(in millions, unaudited)

	Three Months Ended September				Nine Months Ended September
			% Change				% Change
	2015	2014	As Reported	Constant Currency	2015	2014	As Reported	Constant Currency
Orthopedic Surgery	$89.4	$92.8	-3.6%	1.4%	$284.8	$301.1	-5.4%	-1.0%
General Surgery	66.1	69.7	-5.2%	-3.2%	203.3	203.9	-0.3%	1.5%
Surgical Visualization	13.7	12.5	9.6%	13.8%	40.1	40.1	0.1%	3.6%
	$169.2	$175.0	-3.3%	0.5%	$528.2	$545.1	-3.1%	0.3%

Single-use products	$134.9	$142.4	-5.2%	-1.6%	$420.4	$439.0	-4.2%	-0.9%
Capital products	34.3	32.6	5.2%	9.6%	107.8	106.1	1.6%	5.1%
	$169.2	$175.0	-3.3%	0.5%	$528.2	$545.1	-3.1%	0.3%

Reconciliation of Reported Net Earnings to Adjusted Net Earnings
(in thousands, except per share amounts, unaudited)

	Three Months Ended September 2015
	Gross Profit	Selling & Administrative Expense	Operating Income	Net Income	Effective Tax Rate	Diluted EPS
As reported	$93,546	$72,056	$14,838	$8,873	33.5%	$0.32
% of sales	55.3%		8.8%
Restructuring costs (1)	1,316	(1,331)	2,647	1,694	0.4%	0.06
Adjusted	$94,862	$70,725	$17,485	$10,567	33.9%	$0.38
% of sales	56.1%		10.3%

	Three Months Ended September 2014
	Gross Profit	Selling & Administrative Expense	Operating Income	Net Income	Effective Tax Rate	Diluted EPS
As reported	$96,414	$87,055	$2,449	$1,972	-116.9%	$0.07
% of sales	55.1%		1.4%
Restructuring costs (1)	1,448	(687)	2,135	1,366	1.8%	0.05
Management restructuring costs (2)	—	(11,022)	11,022	7,054	141.2%	0.25
Patent dispute and other matters (3)	—	(334)	334	214	0.2%	0.01
Shareholder activism (4)	—	(2,441)	2,441	1,562	1.4%	0.06
Adjusted	$97,862	$72,571	$18,381	$12,168	27.7%	$0.44
% of sales	55.9%		10.5%

Reconciliation of Reported Net Earnings to Adjusted Net Earnings
(in thousands, except per share amounts, unaudited)

	Nine Months Ended September 2015
	Gross Profit	Selling & Administrative Expense	Operating Income	Net Income	Effective Tax Rate	Diluted EPS
As reported	$279,326	$220,423	$38,208	$22,646	32.9%	$0.81
% of sales	52.9%		7.2%
Restructuring costs (1)	5,179	(9,795)	14,974	9,583	1.0%	0.35
Adjusted	$284,505	$210,628	$53,182	$32,229	33.9%	$1.16
% of sales	53.9%		10.1%

	Nine Months Ended September 2014
	Gross Profit	Selling & Administrative Expense	Operating Income	Net Income	Effective Tax Rate	Diluted EPS
As reported	$300,024	$243,653	$35,697	$20,853	33.0%	$0.75
% of sales	55.0%		6.5%
Restructuring costs (1)	3,754	(1,855)	5,609	3,590	0.3%	0.13
Management restructuring costs (2)	—	(11,022)	11,022	7,055	0.8%	0.26
Patent dispute and other matters (3)	—	(3,677)	3,677	2,353	0.1%	0.08
Shareholder activism (4)	—	(3,966)	3,966	2,538	0.1%	0.09
New York State corporate tax reform (5)	—	—	—	2,258	-4.1%	0.08
Adjusted	$303,778	$223,133	$59,971	$38,647	30.2%	$1.39
% of sales	55.7%		11.0%

(1) In 2014 and 2015, the Company continued the operational restructuring, including the consolidation of our Centennial, Colorado manufacturing operations into other existing CONMED manufacturing facilities. Additionally, in 2014 and 2015, the Company restructured certain sales, marketing and administrative functions and incurred severance and other related costs.

(2) In 2014, the Company incurred certain costs associated with executive management restructuring, including our then Chief Executive Officer.

(3) In 2014, the Company incurred legal and settlement costs associated with a patent infringement claim, costs associated with a legal matter in which we prevailed at trial and business acquisition costs.

(4) In 2014, the Company incurred certain costs associated with shareholder activism.

(5) In 2014, New York State enacted corporate tax reform changing the tax rate of a manufacturing company such as CONMED to essentially 0%. As a result, our previously recorded New York State net deferred tax asset were written off to income tax expense.

Reconciliation of Reported Net Income to EBITDA & Adjusted EBITDA
(in thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Net income	$8,873	$1,972	$22,646	$20,853
Provision (benefit) for income taxes	4,461	(1,063)	11,109	10,272
Interest expense	1,504	1,540	4,453	4,572
Depreciation	4,723	5,229	13,919	14,702
Amortization	6,354	6,341	17,943	18,880
EBITDA	$25,915	$14,019	$70,070	$69,279

Stock based compensation	1,784	1,646	4,822	4,164
Restructuring costs	2,647	2,135	14,974	5,609
Management restructuring costs	—	11,022	—	11,022
Patent dispute and other matters	—	334	—	3,677
Shareholder activism	—	2,441	—	3,966
Adjusted EBITDA	$30,346	$31,597	$89,866	$97,717

EBITDA Margin
EBITDA	15.3%	8.0%	13.3%	12.7%
Adjusted EBITDA	17.9%	18.1%	17.0%	17.9%